Exhibit 99.1

For Immediate Release

Contact: Gene Cassis, Vice President of Investor Relations, 508-482-2349

Waters Corporation Reports Second Quarter 2012 Results

Milford, Massachusetts, July 24, 2012 - Waters Corporation (NYSE/WAT) reported today second quarter 2012 sales of $451 million, an increase of 1% over sales of $448 million in the second quarter of 2011. Foreign currency translation decreased sales growth by 3%. On a GAAP basis, earnings per diluted share (E.P.S.) for the second quarter were $1.09 compared to $1.07 for the second quarter in 2011. On a non-GAAP basis, E.P.S. were up 8% to $1.17 in the second quarter of 2012 from $1.08 in the second quarter of 2011. A reconciliation of GAAP to non-GAAP E.P.S. is attached.

Through the first six months of 2012, sales for the Company were $872 million, slightly less than sales of $875 million in the first six months of 2011. Foreign currency translation decreased sales growth during the first half of 2012 by 2%. E.P.S. for the first six months of 2012 were $2.08 compared to $2.09 for the comparable period in 2011. On a non-GAAP basis and including adjustments on the attached reconciliation, E.P.S. grew 2% in the first six months of 2012 to $2.17 from $2.12 in 2011.

Commenting on the quarter, Douglas Berthiaume, Chairman, President and Chief Executive Officer said, “Operational efficiency allowed us to achieve our profitability objectives in light of challenging market conditions associated with a generally weaker global economic environment.”

As communicated in a prior press release, Waters Corporation will webcast its second quarter 2012 financial results conference call this morning, July 24, 2012 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investors” and click on the Live Webcast. A replay of the call will be available through July 31, 2012, similarly by webcast and also by phone at 402-220-5218.

About Waters Corporation:

For over 50 years, Waters Corporation (NYSE/WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.85 billion in 2011 and 5,700 employees, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2011 and Form 10-Q for the period ended March 31, 2012 as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	June 30, 2012	December 31, 2011

Cash, cash equivalents and short-term investments	1,392,137	1,281,351
Accounts receivable	355,144	367,085
Inventories	236,763	212,864
Other current assets	81,248	80,804
Total current assets	2,065,292	1,942,104

Property, plant and equipment, net	251,357	237,095
Other assets	566,907	544,035
Total assets	2,883,556	2,723,234

Notes payable and debt	401,354	290,832
Accounts payable and accrued expenses	320,303	311,031
Total current liabilities	721,657	601,863

Long-term debt	700,000	700,000
Other long-term liabilities	199,216	194,793
Total liabilities	1,620,873	1,496,656

Total equity	1,262,683	1,226,578
Total liabilities and equity	2,883,556	2,723,234

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

Net sales	$451,465	$447,627	$871,923	$875,230
Cost of sales	179,259	176,103	346,549	345,932

Gross profit	272,206	271,524	525,374	529,298

Selling and administrative expenses	122,682	125,439	239,801	242,563
Research and development expenses	23,943	23,014	47,290	45,268
Purchased intangibles amortization	2,458	2,504	4,943	5,005
Litigation provision	3,000	—	3,000	—

Operating income	120,123	120,567	230,340	236,462

Interest expense, net	(5,847)	(4,239)	(11,569)	(7,609)

Income from operations before income taxes	114,276	116,328	218,771	228,853

Provision for income taxes	16,552	16,253	32,381	34,289

Net income	$97,724	$100,075	$186,390	$194,564

Net income per basic common share	$1.11	$1.09	$2.10	$2.12

Weighted-average number of basic common shares	88,317	91,662	88,650	91,649

Net income per diluted common share	$1.09	$1.07	$2.08	$2.09

Weighted-average number of diluted common shares and equivalents	89,381	93,271	89,823	93,302

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2012 and 2011 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (E.P.S.) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future prospects, and is consistent with how management measures compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

*	Purchased Intangibles Amortization and Step-up Expenses were excluded to allow for comparisons of operating results that are consistent over periods of time.

*	Restructuring Costs, Asset Impairments and Acquisition-Related Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and to complete acquisitions are not indicative of normal operating costs.

*	Non-Income Tax Audit Settlement Provision and Litigation Provision were excluded as these costs are isolated, unpredictable and not expected to recur regularly.

*	One-time Income Tax Benefit was excluded as these costs and benefits are not indicative of the Company’s normal or future income tax expense.

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30, 2012	July 2, 2011	June 30, 2012	July 2, 2011

GAAP Gross Profit	$272,206	$271,524	$525,374	$529,298
Asset Impairments	1,903	—	1,903	—

Adjusted Non-GAAP Gross Profit	$274,109	$271,524	$527,277	$529,298

GAAP Selling and Administrative Expenses (including purchased intangible amortization and litigation provision)	$(128,140)	$(127,943)	$(247,744)	$(247,568)
Purchased Intangibles Amortization & Step-up Expenses	2,590	2,636	5,207	5,269
Restructuring Costs, Asset Impairments & Acquisition Costs	2,126	965	2,505	1,954
Non-Income Tax Audit Settlement Provision	484	—	484	—
Litigation Provision	3,000	—	3,000	—

Adjusted Non-GAAP Selling & Administrative Expenses	$(119,940)	$(124,342)	$(236,548)	$(240,345)

GAAP Operating Income	$120,123	$120,567	$230,340	$236,462
Purchased Intangibles Amortization & Step-up Expenses	2,590	2,636	5,207	5,269
Restructuring Costs, Asset Impairments & Acquisition Costs	4,029	965	4,408	1,954
Non-Income Tax Audit Settlement Provision	484	—	484	—
Litigation Provision	3,000	—	3,000	—

Adjusted Non-GAAP Operating Income	$130,226	$124,168	$243,439	$243,685

GAAP Provision for Income Taxes	$(16,552)	$(16,253)	$(32,381)	$(34,289)
Purchased Intangibles Amortization & Step-up Expenses	(814)	(896)	(1,653)	(1,691)
Restructuring Costs, Asset Impairments & Acquisition Costs	(1,402)	(280)	(1,658)	(587)
Non-Income Tax Audit Settlement Provision	(182)	—	(182)	—
Litigation Provision	(1,125)	—	(1,125)	—
One-Time Tax Benefit	—	(1,617)	—	(1,617)

Adjusted Non-GAAP Provision for Income Taxes	$(20,075)	$(19,046)	$(36,999)	$(38,184)

GAAP Net Income	$97,724	$100,075	$186,390	$194,564
Purchased Intangibles Amortization & Step-up Expenses	1,776	1,740	3,554	3,578
Restructuring Costs, Asset Impairments & Acquisition Costs	2,627	685	2,750	1,367
Non-Income Tax Audit Settlement Provision	302	—	302	—
Litigation Provision	1,875	—	1,875	—
One-Time Tax Benefit	—	(1,617)	—	(1,617)

Adjusted Non-GAAP Net Income	$104,304	$100,883	$194,871	$197,892

GAAP E.P.S.	$1.09	$1.07	$2.08	$2.09
Purchased Intangibles Amortization & Step-up Expenses	0.02	0.02	0.04	0.04
Restructuring Costs, Asset Impairments & Acquisition Costs	0.03	0.01	0.03	0.01
Non-Income Tax Audit Settlement Provision	0.00	—	0.00	—
Litigation Provision	0.02	—	0.02	—
One-Time Tax Benefit	—	(0.02)	—	(0.02)

Adjusted Non-GAAP E.P.S.	$1.17	$1.08	$2.17	$2.12